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                                                                     EXHIBIT 4.2


[FORM OF FACE OF CERTIFICATE]

MAXXIS GROUP, INC.

INCORPORATED UNDER THE LAWS OF GEORGIA

AUTHORIZED 20,000,000 SHARES OF COMMON STOCK, NO PAR VALUE


This certifies that _____________________________________ is the registered holder of ______________________________________ Shares of Common Stock which are fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________________ A.D. 19____


-----------------------------------          -----------------------------------
JAMES W. BROWN  SECRETARY                    THOMAS O. CORDY  PRESIDENT


[FORM OF BACK OF CERTIFICATE]

THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") ARE SUBJECT TO CONDITIONS THAT MAY LIMIT THEIR TRANSFERABILITY. SUCH CONDITIONS ARE SET FORTH IN A SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") BY AND BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. ANY TRANSFEREE OF THESE SHARES TAKES SUCH SHARES SUBJECT TO THE CONDITIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT.

IN SUMMARY, THESE CONDITIONS PROVIDE THAT THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN ANY JURISDICTION WHERE THE OFFER OR SALE OF SUCH SHARES WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION OF SUCH OFFER AND SALE UNDER THE LAWS OF SUCH JURISDICTION UNLESS: (I) SUCH REGISTRATION OR QUALIFICATION IS THEN EFFECTIVE IN SUCH JURISDICTION AND SETS FORTH SUCH INFORMATION AS IS IN THE COMPANY'S SOLE JUDGMENT THEN REQUIRED TO BE DISCLOSED PURSUANT TO THE LAWS AND REGULATIONS OF SUCH JURISDICTION; OR (II) REGISTRATION AND QUALIFICATION ARE NOT REQUIRED IN SUCH JURISDICTION AND, IN SUCH CASE, THE PROSPECTIVE TRANSFEROR, AS A CONDITION TO EFFECTING THE TRANSFER OF THE SHARES, PROVIDES TO THE COMPANY AT SUCH TRANSFEROR'S EXPENSE A LEGAL OPINION, WHICH MUST BE SATISFACTORY TO THE COMPANY AND THE COMPANY'S LEGAL COUNSEL IN THEIR SOLE DISCRETION, STATING THAT THE OFFER AND SALE OF SUCH SHARES IN SUCH JURISDICTION MAY BE ACCOMPLISHED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH JURISDICTION.

IN ADDITION, THE ISSUER MAY ELECT TO IMPOSE A PROHIBITION ON THE SALE OR TRANSFER OF THESE SHARES IN THE EVENT THE ISSUER DETERMINES TO FILE A REGISTRATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION THAT SEEKS TO REGISTER SECURITIES OF THE ISSUER IN AN INITIAL PUBLIC OFFERING THAT IS FIRMLY UNDERWRITTEN. SUCH RESTRICTION MAY REMAIN IN EFFECT FOR A
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PERIOD ENDING 180 DAYS FOLLOWING THE EFFECTIVENESS OF SUCH REGISTRATION
STATEMENT. THE ISSUER MAY IMPOSE THESE CONDITIONS BY GIVING WRITTEN NOTICE TO THE HOLDER OF RECORD OF THESE SHARES. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SUBSCRIPTION AGREEMENT, A COPY OF WHICH WILL BE PROVIDED FREE OF CHARGE BY THE ISSUER TO ANY HOLDER, PROSPECTIVE PURCHASER OR TRANSFEREE OF THESE SHARES UPON THEIR REQUEST.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM           --as tenants in common
TEN ENT           --as tenants by the entireties
JT TEN            --as joint tenants with right of survivorship and not as
                  tenants in common

 UNIF GIFT MIN ACT--______Custodian_______
                    (Cust)         (Minor)
                  under Uniform Gifts to Minors Act________________________
                                                            (State)

Additional abbreviations may also be used though not in the above list.

For value received, _________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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                  PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

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__________________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _____________________


                                             -----------------------------------

          In presence of

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NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.